Consent of Independent Certified Public Accountants

         We have issued our report dated September 17, 1999 accompanying the financial statements of Insured Municipals Income Trust, 206th Insured Multi-Series as of July 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
November 23, 1999